Exhibit 10.9


Consent of Independent Public Accountants

We hereby consent to the use in this Annual Report on Form 20-F of Companhia Vale do Rio Doce of our report dated January 25, 2002, relating to the Financial Statements of Navegacao Vale do Rio Doce S A. - DOCENAVE for the years ended December 31, 2001, 2000 and 1999, which is included in such Annual Report.


/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu
Rio de Janeiro, Brazil, June 27, 2002